UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2005

WELLCHOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31513	71-0901607
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 West 42nd Street

New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 476-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2005, WellChoice, Inc., a Delaware corporation (“WellChoice”), entered into an amendment to the existing Change of Control Retention Agreement with Gloria McCarthy, WellChoice’s Executive Vice President and Chief Operating Officer. A description of the existing agreement is set forth on pages 33 and 34 of the Proxy Statement for WellChoice’s 2005 Annual Meeting, which description is incorporated herein by reference. Under the existing agreement, Ms. McCarthy could terminate her employment, within six months prior to, or within two years following a change of control (as defined in the existing agreement) for “good reason” and be entitled to receive certain compensation and benefits payable under the existing agreement. As defined in the existing agreement, “good reason” includes a substantial diminution of duties as Executive Vice President and Chief Operating Officer of WellChoice in relation to a change in control. The amendment modifies the existing agreement to provide that any diminution in the nature or status of Ms. McCarthy’s responsibilities resulting solely from WellChoice becoming a subsidiary of another entity (and not any other changes to her responsibilities) will constitute “good reason.” This amended definition is similar to the definition of “good reason” in the existing Change of Control Retention Agreements for John Remshard, WellChoice’s Senior Vice President and Chief Financial Officer, and Linda Tiano, WellChoice’s Senior Vice President and General Counsel.

The foregoing summary of the Amendment is qualified in its entirety by reference to Exhibit 10.27(b) of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.27(b)	Amendment, dated September 27, 2005, to Change of Control Retention Agreement, dated April 30, 2003, between WellChoice, Inc. and Gloria McCarthy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WellChoice, Inc.
Date: October 3, 2005
	By:	/s/ Linda V. Tiano
	Name:	Linda V. Tiano
	Title:	Senior Vice President and General Counsel

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